UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 10, 2017

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Stanley Furniture Company, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	No. 0-14938	54-1272589
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

200 North Hamilton Street
High Point, North Carolina 27260	27260
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (336) 884-7700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01

Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On February 10, 2017, Stanley Furniture Company, Inc. (the “Company”) received notice from the Listing Qualifications Department of the NASDAQ Stock Market LLC (“NASDAQ”) indicating that the Company is not in compliance with the minimum bid price requirement of $1.00 per share, as set forth in NASDAQ Listing Rule 5450(a)(1), because the closing bid price for the Company’s stock has been below $1.00 for 30 consecutive business days.  The notification has no immediate effect on the listing or trading of the Company’s common stock on the NASDAQ Global Select Market and the common stock will continue to trade under the symbol “STLY.”

In accordance with NASDAQ Listing Rule 5810(c)(3)(A), the Company has a grace period of 180 calendar days, or until August 9, 2017, to regain compliance with the minimum closing bid price requirement for continued listing.  In order to regain compliance, the closing bid price of the Company’s common stock must be at least $1.00 per share for a minimum of ten consecutive business days.  NASDAQ may, in its discretion, require the Company’s common stock to maintain a bid price of at least $1.00 per share for a period in excess of ten consecutive business days, but generally no more than 20 consecutive business days, before determining that the Company has demonstrated an ability to maintain long-term compliance.  In the event the Company does not regain compliance by August 9, 2017, the Company may be eligible for an additional 180 calendar days grace period if it elects to transfer the listing of its common stock to the NASDAQ Capital Market.  To qualify, the Company would be required to (1) satisfy the applicable market value of publicly held shares requirement for continued listing and the other applicable requirements for initial listing on the NASDAQ Capital Market, with the exception of the minimum bid price requirement, and (2) provide written notice to NASDAQ of its intention to cure the minimum bid price deficiency during the second grace period, including by effecting a reserve stock split, if necessary.  In addition, it must appear to NASDAQ that it is possible for the Company to cure the deficiency.  If the Company fails to qualify for the second grace period or fails to regain compliance during the second grace period, the Company’s common stock will be subject to delisting by NASDAQ.

The Company intends to monitor the bid price for its common stock between now and August 9, 2017, and will consider available options to resolve the deficiency and regain compliance with the NASDAQ minimum bid price requirement.  However, there is no assurance that the Company will be eligible for an additional grace period or that its common stock will not be delisted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

STANLEY FURNITURE COMPANY, INC.

Date: February 15, 2017	By:	/s/Anita W. Wimmer
Anita W. Wimmer
Vice President of Finance
(Principal Financial and Accounting Officer)